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                                                                 EXHIBIT 23.1(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of U.S. Office Products Company of our report dated August 4, 1995, except as to Note 12 which is as of December 11, 1995 related to the financial statements of Blue Star Group Limited which appears in the Registration Statement on Form S-4 (No. 333-1928) dated March 28, 1996 of U.S. Office Products Company. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement


                                          /s/ Price Waterhouse


Auckland, New Zealand
September 30, 1996